Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO: Daniels Corporate Advisory Company, Inc.

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this

Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding t he substantial doubt about the Company's ability to co ntinue as a going concern, dated January 23, 2014 included in

Daniels Corporate Advisory Company, Inc. Annual Rep ort on Form 10-K for the year ended November 30, 20 13,

and to all references to our Firm included in this Registration Statement.

/s/John Scrud ato CPA ,

John Scrudato CPA

Califon, NJ

May 14, 2015